EXHIBIT 23(j)




                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Global Fund:

We consent to the use of our report dated October 21, 1999, included in the Registration Statement of Form N-1A of Oppenheimer Global Fund and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ KPMG LLP
-------------------------
KPMG LLP

Denver, Colorado
January 18,  2000